UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2012

Zep Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33633	26-0783366
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1310 Seaboard Industrial Avenue, Atlanta, Georgia	30318-2825
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 352-1680

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

(a)                                 Asset Purchase Agreement

On October 16, 2012, Ecolab Inc., a Delaware corporation (“Seller”); Zep Vehicle Care Inc., a Georgia corporation (“Zep Vehicle”); Acuity Holdings, Inc., a Quebec corporation (“Acuity”); Zep Industries B.V., a Netherlands private limited company (“Zep Industries”); and Zep IP Holding LLC, a Georgia limited liability company (“Zep IP” and together with Zep Vehicle, Acuity and Zep Industries, the “Buyers”), each a subsidiary of Zep Inc., a Delaware corporation (the “Company”), entered into a definitive agreement (the “Asset Purchase Agreement”) to acquire certain assets (the “Acquired Assets”) and to assume certain liabilities (the “Assumed Liabilities”) of the Seller’s vehicle care division (the “Business”).  The Company is also a party with respect to specific provisions of the Asset Purchase Agreement, including its agreement to guarantee the timely payment and performance of the obligations of the Buyers under the Asset Purchase Agreement.  The Business engages in the manufacture and distribution of cleaning chemicals and dispensing equipment and other supplies for commercial vehicle care markets.

Pursuant to the terms of the Asset Purchase Agreement, the Buyers will purchase from the Seller its right, title and interest in and to the assets, properties and rights of the Seller that are used primarily or exclusively in the Business, but excluding, among other things, (i) all cash, cash equivalents, short-term instruments and all similar types of investments of the Business; (ii) real property of the Seller;  (iii) any production equipment of the Seller; (iv) certain contracts; and (v) certain rights to intellectual property, patents and trademarks.  Subject to certain exceptions, the Buyers have agreed to assume (i) liabilities under the contracts assigned as part of the Asset Purchase Agreement; (ii) accrued customer rebates related to the Business exclusively or primarily from the operations of the Business in the ordinary course of business prior to the closing time (but only to the extent the same are accrued on a final closing balance sheet); and (iii) all liabilities under warranties given by the Seller in the ordinary course of business prior to the closing time and obligations with respect to certain product returns.

Pursuant to the terms of the Asset Purchase Agreement, the purchase price consideration payable by the Buyers at closing is $120 million in cash, subject to adjustment based on net working capital amounts at closing.  In addition, the Buyers will assume the Assumed Liabilities.

The Asset Purchase Agreement contains customary covenants, representations and warranties.  In addition, the Seller has agreed to indemnify the Buyers for, among other things, any breach or inaccuracy of any representation or warranty by the Seller made in the Asset Purchase Agreement, subject to the applicable survival period for such representations, warranties, covenants or other agreements set forth in the Asset Purchase Agreement.  Under the Asset Purchase Agreement, indemnification by the Seller is capped at $12 million but is not required to be paid until total collective losses exceed $720,000.  The limits on the indemnification do not apply to certain representations and warranties, breaches of covenants and excluded liabilities.

The transaction, which is expected to close during the Company’s fiscal 2013 second quarter, is subject to customary closing conditions, including, that the representations and warranties of the Seller set forth in the Asset Purchase Agreement continue to be true, correct and complete as of the closing, the expiration of the Hart-Scott-Rodino pre-acquisition notification period and that each party has performed and complied with all required covenants and agreements contained in the Asset Purchase Agreement, such as the execution and delivery of a transition services agreement, a manufacture and supply agreement and a distributorship agreement.

The representations, warranties and covenants contained in the Asset Purchase Agreement were made only for purposes of the Asset Purchase Agreement and, as of the specified dates, were solely for the benefit of the parties to the Asset Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Asset Purchase Agreement.  The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the Asset Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors should not rely upon the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Acquired Assets, Assumed Liabilities or the parties to the Asset Purchase Agreement (or any of their respective subsidiaries or affiliates).  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the transaction contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

(b)                                 Amendment No. 1 to Credit Agreement

On October 16, 2012, the Company entered into that certain Amendment No. 1, dated as of October 10, 2012 (the “Amendment”), to the Credit Agreement, dated as of July 15, 2010, by and among the Company, Acuity Specialty Products, Inc. (together with the Company, the “Borrowers”), JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders party thereto.  The primary purpose of the Amendment is to permit the execution and delivery of the Asset Purchase Agreement and the consummation of the transactions thereunder within the terms and conditions of the Credit Agreement.  The Amendment, among other things, provides that the Asset Purchase Agreement will not result in an event of default under the Credit Agreement.

In addition, the Amendment amends the covenant relating to the maximum leverage ratio, which is the ratio of total indebtedness to EBITDA (earnings before interest, taxes, depreciation and amortization expense), such that the Company will not permit such ratio, determined as of the end of each of the Company’s fiscal quarters for the period of four consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Company and its subsidiaries on a consolidated basis, to be greater than (a) 4.25 to 1.00 for the first fiscal quarter of the Company ending on or after the Amendment No. 1 Effective Date (as defined in the Amendment) and the three fiscal quarters of the Company ending immediately following such fiscal quarter, (b) 4.00 to 1.00 for the two fiscal quarters of the Company ending immediately following the latest fiscal quarter referenced in the preceding clause (a) and (c) 3.75 to 1.00 for the fiscal quarter of the Company ending immediately following the latest fiscal quarter referenced in the previous clause (b) and each fiscal quarter of the Company thereafter; provided that, notwithstanding the foregoing, on and after the date, if any, on which the Company delivers to the Administrative Agent a covenant reversion notice, the maximum leverage ratio permitted under the Credit Agreement, as amended, will revert to 3.75 to 1.00.

Finally, the Amendment also amends the covenant relating to the fixed charge coverage ratio, which is the ratio of EBITDA (minus certain items) to fixed charges, such that the Company will not permit such ratio, determined as of the end of each of its fiscal quarters for the period of four consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Company and its subsidiaries on a consolidated basis, to be less than (x) 1.15 to 1.00 for the first fiscal quarter of the Company ending on or after the Amendment No. 1 Effective Date and the three fiscal quarters of the Company ending immediately following such fiscal quarter, (y) 1.20 to 1.00 for the two fiscal quarters of the Company ending immediately following the latest fiscal quarter referenced in the preceding clause (x) and (z) 1.25 to 1.00 for the fiscal quarter of the Company ending immediately following the latest fiscal quarter referenced in the previous clause (y) and each fiscal quarter of the Company thereafter; provided that, notwithstanding the foregoing, on and after the date, if any, on which the Company delivers to the Administrative Agent a covenant reversion notice, the minimum fixed charge coverage ratio permitted under the Credit Agreement, as amended, will revert to 1.25 to 1.00.

O.B. Grayson Hall, Jr., a director of the Company, is the Chief Executive Officer of Regions Bank, one of the lenders under the Credit Agreement. In accordance with Company policy, Mr. Hall abstained from any Board actions pertaining to the Amendment.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

10.1	Asset Purchase Agreement, dated October 16, 2012, by and among Ecolab Inc., Zep Vehicle Care Inc., Acuity Holdings, Inc., Zep Industries B.V., Zep IP Holding LLC and Zep Inc. (filed herewith).

10.2

Amendment No. 1, dated as of October 10, 2012, to Credit Agreement, dated as of July 15, 2010, by and among Zep Inc., Acuity Specialty Products, Inc., JPMorgan Chase Bank, N.A, as administrative agent, and the Lenders party thereto (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 17, 2012

Zep Inc.

By:	/s/ Philip A. Theodore
Philip A. Theodore
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated October 16, 2012, by and among Ecolab Inc., Zep Vehicle Care Inc., Acuity Holdings, Inc., Zep Industries B.V., Zep IP Holding LLC and Zep Inc. (filed herewith).

10.2

Amendment No. 1, dated as of October 10, 2012, to Credit Agreement, dated as of July 15, 2010, by and among Zep Inc., Acuity Specialty Products, Inc., JPMorgan Chase Bank, N.A, as administrative agent, and the Lenders party thereto (filed herewith).